UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 27, 2006

                             VICON INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          New York                   1-7939                    11-2160665
(State of Incorporation or    (Commission File Number)       (IRS Employer
       Organization)                                       Identification No.)

  89 Arkay Drive, Hauppauge, New York                              11788
(Address of Principal Executive Offices)                         (Zip Code)

                                 (631) 952-2288
                         (Registrant's telephone number,
                              including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written  communications  pursuant to Rule 425  under the Securities
             Act (17 CFR 230.425)

         [ ] Soliciting  material  pursuant to Rule 14a-12  under the Exchange
             Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 Entry into a Material Definitive Agreement

On September 27, 2006, the Board of Directors (the "Board") of Vicon Industries, Inc. (the "Company") approved an increase in non-employee Director Compensation effective October 1, 2006. The regular meeting annual retainer fee was increased from $16,000 to $20,000 and individual committee meeting fees were increased from $1,000 to $1,200.

On October 25, 2006, the Compensation Committee of the Board (the "Committee") agreed to enter into a new one-year employment agreement with Kenneth M. Darby, the Company's Chief Executive Officer, to expire on September 30, 2007. The terms of the new agreement provide for a $15,000 increase in Mr. Darby's annual base salary to $325,000 effective October 1, 2006. In conjunction with his new employment agreement, Mr. Darby entered into a stock lock-up agreement whereby he agreed not to sell more than 100,000 shares (50,000 per year) of his Company stock holdings in open market transactions through September 30, 2008 without Board of Director approval. Such lock-up agreement provisions terminate under certain conditions, including Mr. Darby's death, disability, termination without cause and a Company change in control as defined. A copy of such agreements is filed as an exhibit to this Form 8-K and are incorporated into this Item 1.01 by this reference.

Mr. Darby's previous employment agreement, which expired on September 30, 2006, entitled him to receive a $620,000 severance benefit and deferred compensation in the form of 70,647 shares of the Company's Common Stock upon its expiration. Such amounts have been earned by Mr. Darby over his many years of service with the Company in varying capacities and are expected to be paid in 2006.

In addition, the Committee approved a performance-based bonus plan for fiscal year 2007 for Mr. Darby, whereby he can earn a minimum of $175,000 for achievement of a certain minimum annual profit target as defined by the Board. For fiscal year 2006, the Committee approved a $75,000 discretionary bonus for Mr. Darby. The Committee also granted Mr. Darby 10,000 stock options at the closing price on October 25, 2006.

On October 25, 2006, the Compensation Committee approved an amendment to the employment agreement with John M. Badke, the Company's Chief Financial Officer, to provide him with a $5,000 increase in annual base salary to $180,000 effective October 1, 2006. The amended agreement will also contain provisions to comply with requirements of Section 409A of the Internal Revenue Code. A copy of this amendment agreement is filed as an exhibit to this Form 8-K and is incorporated into this item 1.01 by this reference.

In addition, a performance based bonus plan for fiscal year 2007 was adopted for Mr. Badke whereby he will receive a bonus equal to 3% of a certain minimum annual profit target as defined by the Board. For the fiscal year 2006, the Committee approved a $35,000 discretionary bonus for Mr. Badke. The Committee also granted Mr. Badke 15,000 stock options at the closing price on October 25, 2006.

On October 25, 2006, the Compensation Committee approved a new employment agreement with Christopher J. Wall, Managing Director of Vicon Industries Ltd. (Europe), to expire on September 30, 2007. The new agreement provides Mr. Wall with a $5,000 increase in annual base salary to approximately $185,000 (97,850 Pounds Sterling) and provides a performance based bonus plan for fiscal year 2007 whereby he will receive an amount equal to between 2% and 6% (based on achievement levels) of the combined pretax operating profits of the Company's Europe based subsidiaries. The new agreement also provides Mr. Wall a severance/retirement benefit of approximately $190,000 (100,000 Pounds Sterling) under certain occurrences. A copy of the new agreements is filed as an exhibit to this Form 8-K and are incorporated into this Item 1.01 by this reference.

For fiscal year 2006, Mr. Wall received a bonus of approximately $37,000 based upon his achievement of certain sales and profit targets. The Committee also granted Mr. Wall 5,000 stock options at the closing price on October 25, 2006.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.             Description

10.1 Employment Agreement dated November 10, 2006 between the Registrant and Kenneth M. Darby.

10.2 Common Stock Lock-up Agreement dated November 10, 2006 between the Registrant and Kenneth M. Darby.

10.3 Amendment 1 to the Employment and Deferred Compensation Agreement dated November 13, 2006 between the Registrant and John M. Badke.

10.4 Employment Agreement dated November 1, 2006 between the Registrant and Christopher J. Wall.

10.5 Amendment 1 to the Employment Agreement dated November 1, 2006 between the Registrant and Christopher J. Wall.



                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  November 16, 2006



                                           VICON INDUSTRIES, INC.
                                               (Registrant)


                                         By: /s/ John M. Badke
                                             -----------------
                                             John M. Badke
                                             Senior Vice President, Finance and
                                             Chief Financial Officer

EXHIBIT INDEX
-------------

Exhibit           Description
-------           -----------

10.1 Employment Agreement dated November 10, 2006 between the Registrant and Kenneth M. Darby.

10.2 Common Stock Lock-up Agreement dated November 10, 2006 between the Registrant and Kenneth M. Darby.

10.3 Amendment 1 to the Employment and Deferred Compensation Agreement dated November 13, 2006 between the Registrant and John M. Badke.

10.4 Employment Agreement dated November 1, 2006 between the Registrant and Christopher J. Wall.

10.5 Amendment 1 to the Employment Agreement dated November 1, 2006 between the Registrant and Christopher J. Wall.